Contact:

Retrophin, Inc.
Marc Panoff, CFO
646-564-3671
marc@retrophin.com

Retrophin Reports First Quarter 2014 Financial Results

Management to Host Conference Call and Webcast today at 8:30 a.m. ET

New York, NY (May 14, 2014) – Retrophin, Inc. (NASDAQ: RTRX) today reported its financial results for the quarter ended March 31, 2014.

“The first quarter of 2014 was a transformative period for Retrophin,” said Martin Shkreli, Founder and Chief Executive Officer of Retrophin. “We listed our stock on the NASDAQ and completed a successful public offering in January. In March, we acquired Manchester Pharmaceuticals and became a commercial company with two FDA-approved products. The robust reimbursement of Chenodal and our initial efforts to identify undiagnosed cerebrotendinous xanthomatosis, or CTX, patients have been especially encouraging. We are raising our revenue guidance to reflect this positive operating momentum.”

He added, “We continue to aggressively pursue product acquisition candidates, and our list of attractive targets and access to capital remain robust.  We also look forward to continuing to advance our pipeline as we work toward bringing these promising therapies to patients with catastrophic diseases who desperately need treatment options.”

Financial Guidance

	Current revenue forecast	Previous revenue forecast
2014	$20 million - $22 million	$19 million - $21 million
2015	$36 million - $41 million	$35 million - $40 million

Pipeline Update

RE-024

•	IND-enabling studies for RE-024 have completed. To date, RE-024 has no discernible toxicity in mice, rats or primates.
•	Named-patient dosing for RE-024 has begun outside of the United States in investigator-sponsored trials.

Sparsentan

•	Retrophin continued its enrollment for DUET, the Phase II/III clinical trial for sparsentan in patients with Focal Segmental Glomerulosclerosis (FSGS).
•	The Company projects enrollment to complete by year-end 2014 or in early 2015.

RE-034

•	Retrophin began trial initiation activities for Phase III trials of RE-034 in Infantile Spasms and Membranous Nephropathy.
•	The Company anticipates launching Phase III trials for RE-034 in the third quarter of 2014.

Syntocinon Nasal Spray

•	Retrophin plans to re-launch Syntocinon Nasal Spray later this year.
•	The Company will have more clarity after a meeting with the U.S. Food and Drug Administration scheduled for later this month.

New Pipeline Drug

Retrophin expects to announce an addition to its pipeline in 2014, a treatment for an ultra-orphan indication from its internally derived portfolio.

First Quarter 2014 Financial Results

Retrophin reported a net loss of $70.6 million for the quarter ended March 31, 2014, which included a charge of $53.6 million related to the change in fair value of its derivative financial instruments. During the same period in 2013, Retrophin recorded a net loss of $4.9 million.

Research and development expenses were $6.9 million for the quarter ended March 31, 2014, compared to $0.2 million for the quarter ended March 31, 2013. Stock-based compensation accounted for $0.4 million of research and development expenses for the quarter ended March 31, 2014.  There was no stock-based compensation related to research and development for the quarter ended March 31, 2013.

General and administrative expenses were $10.1 million for the quarter ended March 31, 2014, compared to $1.7 million for the same period in 2013. Stock-based compensation accounted for $4.6 million of general and administrative expenses for the quarter ended March 31 2014, compared to $0.2 million for the quarter ended March 31, 2013.

Total operating expenses were $17.0 million for the quarter ended March 31, 2014, compared to $1.9 million for the quarter ended March 31, 2013. Total stock-based compensation accounted for $5.0 million for the quarter ended March 31, 2014, compared to $0.2 million for the quarter ended March 31, 2013.

Retrophin’s balance sheet at March 31, 2014 included $5 million in cash, cash equivalents and marketable securities.

Conference Call Information

Retrophin will host a conference call and webcast today, Wednesday, May 14 at 8:30 a.m. ET to discuss first quarter 2014 financial results. To participate in the conference call, dial +1 855-219-9219 (U.S.) or +1-315-625-6891 (International), confirmation code 45544163 shortly before 8:30 a.m.  The webcast can be accessed at www.retrophin.com, in the Events and Presentations section. A replay of the call will be available 11:30 a.m. ET, May 14, 2014 to 11:59 p.m., May 20, 2014. The replay number is 855-859-2056 (U.S.) or 404-537-3406 (International), confirmation code 45544163.

About Retrophin

Retrophin is a pharmaceutical company focused on the development, acquisition and commercialization of drugs for the treatment of serious, catastrophic or rare diseases for which there are currently no viable options for patients. The Company's marketed products include Chenodal® and Vecamyl®, and its pipeline includes compounds for several catastrophic diseases, including focal segmental glomerulosclerosis (FSGS), pantothenate kinase-associated neurodegeneration (PKAN), schizophrenia, autism, infantile spasms, nephrotic syndrome and others. Retrophin intends to reintroduce Syntocinon Nasal Spray in the U.S. to assist initial postpartum milk ejection. For additional information, please visit www.retrophin.com.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect the Company's business. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties as included in the Company's filings with the Securities and Exchange Commission.

RETROPHIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$3,695,463	$5,997,307
Accounts receivable	28,800	-
Inventory	349,130	-
Marketable securities	1,345,339	132,994
Prepaid expenses and other current assets	1,023,564	1,370,943
Total current assets	6,442,296	7,501,244

Other assets	2,086,641	411,485
Indefinite lived intangible assets	10,567,736	10,560,355
Goodwill	1,036,160	-
Other intangible assets, net	73,915,788	2,025,795

TOTAL ASSETS	$94,048,621	$20,498,879

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	9,013,324	7,080,001
Notes payable	31,282,972	-
Fair value of derivative liability, warrants	69,350,988	25,037,346
Other current liabilities	3,799,913	3,092,531

Total current liabilities	113,447,197	35,209,878

OTHER LIABILITIES	15,993,635	3,600,899

TOTAL STOCKHOLDERS' DEFICIT	(35,392,211)	(18,311,898)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$94,048,621	$20,498,879

RETROPHIN, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2014	2013
		(As Restated)

Net product sales	$27,900	$-

Operating expenses:
Cost of goods sold	900	-
Research and development	6,886,726	158,690
Selling, general and administrative	10,092,022	1,726,923

Total operating expenses	16,979,648	1,885,613

Operating loss	(16,951,748)	(1,885,613)

Other income (expenses):
Interest income (expense), net	536	(40,779)
Realized gain on sale of marketable securities, net	4,664	-
Change in estimated fair value of derivative liability	(53,613,802)	(2,942,343)
Total other expense, net	(53,608,602)	(2,983,122)

Loss before provision for income taxes	(70,560,350)	(4,868,735)

Income tax expense	(65,376)	-

Net loss	$(70,625,726)	$(4,868,735)

Net loss per common share, basic and diluted	$(3.03)	$(0.46)

Weighted average common shares outstanding, basic and diluted	23,334,967	10,697,129